CONTRACT SCHEDULE

CONTRACT OWNER: [John Doe]              CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                ISSUE DATE:         [04/15/04]

ANNUITANT:  [John Doe]                  INCOME DATE:  [04/15/14]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$25,000]

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT:     [$100 if you have selected AIP]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS:    [$1  million;  higher  amounts may
                                        be accepted  with our prior approval]

         ALLOCATION GUIDELINES:
                  [1. Currently, you can select up to [15] of the Investment
                      Options and/or the Fixed Account. Allocations to the Fixed Account are limited to [50%] of Purchase Payments.

                  2. If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]


[DAVIS VA FINANCIAL]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U. S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT REAL RETURN]
[PIMCO VIT TOTAL RETURN]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ DAVIS NY VENTURE]
[USAZ DREYFUS FOUNDERS GROWTH AND INCOME]
[USAZ DREYFUS PREMIER SMALL CAP VALUE]


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



[USAZ LEGG MASON VALUE]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ OPPENHEIMER GLOBAL]
[USAZ OPPENHEIMER INTERNATIONAL GROWTH]
[USAZ OPPENHEIMER MAIN STREET]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EQUITY AND INCOME]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]

  [ALLIANZ LIFE GENERAL ACCOUNT]:

         [ALLIANZ LIFE FIXED ACCOUNT]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Phase, the mortality and expense risk charge is equal on an annual basis to [1.65%] of the average daily net assets of the Variable Account. During the Annuity Phase, the mortality and expense risk charge is equal on an annual basis to [1.65%] of the average daily net assets of the Variable Account if you request variable Annuity Payments.

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is [$40] each Contract Year.

During the Accumulation Phase, the contract maintenance charge will be deducted from the Contract Value the last day of each Contract Year while this Contract is in force. During the Accumulation Phase, if your Contract Value on a Contract Anniversary is at least [$75,000], then we will not deduct the contract maintenance charge. If a full withdrawal is made on a date other than a Contract Anniversary and the Contract Value for the Valuation Period during which the full withdrawal is made is less than [$75,000], the full contract maintenance charge will be deducted at the time of the withdrawal. In the event you own more than one contract of the same type issued by the Company, we will determine the total Contract Value for all of the contracts. If the total Contract Value for all of the Contracts is at least [$75,000] at the time we are to deduct the charge, we will not assess the contract maintenance charge.

During the Annuity Phase, the contract maintenance charge will be collected monthly from each AnnuityPayment. If the total Contract Value is at least [$75,000] on the Income Date, we will not assess the contract maintenance charge during the Annuity Phase. If the Contract Owner is a non-individual, we will look to the Annuitant in determining the foregoing.

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you are currently allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

         TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Transfers made at the end of the Right to Examine period by us, any transfers made pursuant to a regularly scheduled transfer or other transfers under programs specifically waiving the transfer fee will not be counted in determining the application of the transfer fee.

WITHDRAWALS:

WITHDRAWAL CHARGE: During the Accumulation Phase, a withdrawal charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. The withdrawal charges are as follows:


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



         [WITHDRAWAL CHARGE - DURING THE ACCUMULATION PHASE:
                  (as a percentage of each Purchase Payment withdrawn)

Number of Complete Years Since Receipt of
Purchase Payment                                  Charge
----------------------------------------------------------------------
             0                                      8%
             1                                      7%
             2                                      5%
             3 years or more                        0%]

PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can make multiple withdrawals up to a total of [10%] of Purchase Payments (prior to any MVA), without incurring a withdrawal charge. However, the withdrawal may be still subject to any applicable MVA if any portion of the amount is withdrawn from the Fixed Account. Full withdrawals are assessed a withdrawal charge on the full Withdrawal Charge Basis Amount with no reductions for the Partial Withdrawal Privilege.

MINIMUM PARTIAL WITHDRAWAL:  [None]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A
PARTIAL WITHDRAWAL:  [None]

LIQUIDATIONS ARE NOT ALLOWED DURING THE ANNUITY PHASE.

AMOUNT AVAILABLE FOR ANNUITY PAYMENTS: The amount available for Annuity Payments is the Contract Value less any applicable Premium Tax.

ASSUMED INVESTMENT RETURN:  [5%]

[FIXED PERIOD ACCOUNT GUARANTEED MINIMUM INTEREST RATE:  [1.0%]
         We guarantee that the annual interest rate credited on amounts in the Fixed Period Account will be at least this rate. This rate is guaranteed for all Contract Years. This guarantee does not apply to allocations to Investment Options.]

[FIXED PERIOD ACCOUNT GUARANTEED MINIMUM VALUE INTEREST RATE:  [1-3%]
         We guarantee that the annual interest rate credited on the FPA Guaranteed Minimum Value will be this rate. This rate is guaranteed for all Contract Years.]


RIDERS:

         [Annuity Option Amendment Endorsement]
         [Traditional Guaranteed Minimum Death Benefit Endorsement] [Enhanced Guaranteed Minimum Death Benefit Endorsement]
         [Guaranteed Withdrawal Benefit Endorsement]
         [Guaranteed Principal Value Benefit Endorsement]
         [Guaranteed Account Value Benefit Endorsement]
         [Fixed Account with a Market Value Adjustment Endorsement] [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [403(b) Annuity Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]
         [Unisex Endorsement]
         [Endorsement]
         [Contract Amendment Endorsement]


SERVICE OFFICE:    [ALLIANZ] SERVICE CENTER
                   [300 Berwyn Park
                    P.O. Box 3031
                    Berwyn, PA 19312-0031
                    800-624-0197]

S40694AA                            iii                              6/2006